Exhibit 99.1

Insulet Reports First Quarter 2025 Revenue Increase of 29%
Year-Over-Year (30% Constant Currency1)

Raising Full Year Revenue and Gross Margin Guidance

ACTON, Mass. - May 8, 2025 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced financial results for the three months ended March 31, 2025.

“Our first quarter results showcase the strong execution and dedication of the Insulet team, who has continued to expand the reach of Omnipod 5 technology to people living with diabetes globally. As Insulet's new President and CEO, I see a path to scale the Company from an emerging diabetes leader to a durable growth engine, driving an even greater impact for our partners, stakeholders, and most importantly, our Podders," said Ashley McEvoy, President and CEO. "I’d like to thank the team and Board of Directors for their incredible support. Insulet is just getting started on an exciting journey to revolutionize diabetes management globally. I am energized and honored to embark on that journey with all of you.”

First Quarter Financial Highlights:

•Revenue of $569.0 million, up 28.8%, or 29.8% in constant currency, compared with $441.7 million in the prior year, exceeds the high end of the Company’s guidance range of 25% in constant currency
◦Total Omnipod revenue of $554.1 million, an increase of 28.0%, or 29.0% in constant currency
▪U.S. Omnipod revenue of $401.7 million, an increase of 26.4%
▪International Omnipod revenue of $152.4 million, an increase of 32.2%, or 36.1% in constant currency
◦Drug Delivery revenue of $14.9 million
•Gross margin of 71.9%, up 240 basis points, compared with 69.5% in the prior year
•Operating income of $88.8 million, or 15.6% of revenue, up 270 basis points, compared with $56.9 million, or 12.9% of revenue, in the prior year
•Adjusted operating income1 of $93.5 million, or 16.4% of revenue, up 350 basis points over prior year
•Net income of $35.4 million, or $0.50 per diluted share, compared with $51.5 million, or $0.73 per diluted share, in the prior year
•Adjusted net income1 of $73.7 million, or $1.02 per diluted share
•Adjusted EBITDA1 of $133.9 million, or 23.5% of revenue, up 330 basis points, compared with $89.2 million, or 20.2% of revenue, in the prior year
•Operating cash flow of $63.8 million, compared with $87.6 million in the prior year
•Free cash flow1 of $51.5 million, compared with $65.5 million in the prior year

Recent Strategic Highlights:

•Launched Omnipod 5 in Australia, Belgium, Canada, and Switzerland, marking nine new countries where Omnipod 5 has become available since the start of the year and 14 overall globally
•Presented RADIANT trial data at the Advanced Technologies & Treatments for Diabetes (ATTD) International Conference, which is the first randomized controlled trial to evaluate direct transition from multiple daily injections to automated insulin delivery in adults and children with type 1 diabetes.
1 See description of non-GAAP financial measures contained in this release.

Compared to people using multiple daily injections with a continuous glucose monitor, Omnipod 5 demonstrated an average reduction in HbA1c of -0.8% and an average of 5.4 hours more per day with glucose levels in the target range without an increase in hypoglycemia2
•Successfully issued $450 million senior unsecured notes and upsized and extended the maturity of revolving credit facility. Extinguished $420 million principal of convertible notes to date
•Board of Directors authorized a program to repurchase up to $125 million of common stock through December 31, 2026 to offset dilution from stock-based compensation

2025 Outlook:

For the quarter ending June 30, 2025 and year ending December 31, 2025, the Company is providing the following guidance (revenue in constant currency):

	Q2 2025 Guidance	FY 2025 Guidance (as of 5/8/2025)	FY 2025 Prior Guidance (as of 2/20/2025)
U.S. Omnipod	22% - 25%	18% - 21%	16% - 20%
International Omnipod	27% - 30%	27% - 30%	22% - 26%
Total Omnipod	23% - 26%	20% - 23%	17% - 21%
Drug Delivery	10% - 15%	(35)% - (25)%	(55)% - (45)%
Total	23% - 26%	19% - 22%	16% - 20%

Gross Margin		~71%	~70.5%
Adjusted Operating Margin		~16.5%	~16.5%

Conference Call:

Insulet will host a conference call at 4:30 p.m. (Eastern Time) on May 8, 2025 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (888) 770-7129 for domestic callers or (929) 203-2109 for international callers, passcode 5904836.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone in the U.S. or by the Omnipod 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, visit insulet.com or omnipod.com.

2 RADIANT press release: Link

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted gross margin, adjusted gross margin as a percentage of revenue, adjusted operating income, adjusted operating income as a percentage of revenue, adjusted net income, and adjusted diluted earnings per share exclude the impact of certain significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable.

•Adjusted EBITDA, which represents net income plus net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense and other significant transactions or events, such as legal settlements, medical device corrections, gains (losses) on investments and loss on extinguishment of debt, which affect the period-to-period comparability of the Company’s performance, as applicable, and adjusted EBITDA as a percentage of revenue.

•Free cash flow, which is defined as net cash provided by operating activities less capital expenditures.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures in assessing the Company’s performance, and the Company believes they are helpful to investors and other interested parties as measures of comparative performance from period to period. They also are commonly used measures in determining business value, and the Company uses them internally to report results.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials, and the approval of products by regulatory bodies. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of positions by diabetes associations or other organizations that are unfavorable; our ability to protect our intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current product and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty, as well as risks associated with public health crises and pandemics, including government actions and restrictive measures implemented in response, supply chain disruptions, delays in clinical trials, and other impacts to the business, our customers, suppliers, and employees; international regulatory, commercial and logistics business risks, including the implementation of tariffs; the potential violation of anti-bribery/anti-corruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; supply problems or price fluctuations with sole source or third-party suppliers on which we are dependent; failure to retain key suppliers; challenges to the future development of our non-insulin drug delivery product line; our failure or that of our contract manufacturer or component suppliers to comply with the U.S. Food and Drug Administration’s quality system regulations or other manufacturing difficulties; extensive government regulation applicable to medical devices, as well as complex and evolving privacy and data protection laws; our use of artificial intelligence tools; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall, or discovery of serious safety issues, or product liability lawsuits relating to off-label use; breaches or failures of our product or information technology systems, including by cyberattack; our ability to attract, motivate, and retain key personnel; risks associated with potential future acquisitions or investments in new businesses; ability to raise additional funds on acceptable terms or at all; the volatility of the trading price of our common stock; changes in tax laws or exposure to significant tax liabilities; and risks related to the conversion of outstanding Convertible Senior Notes.

For a further list and description of these and other important risks and uncertainties that may affect the Company’s future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which the Company may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q the Company has filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2025 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation. All rights reserved.

Investor Relations:

June Lazaroff
Senior Director, Investor Relations
(978) 600-7718
jlazaroff@insulet.com

Media:

Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended March 31,
(dollars in millions, except per share data)	2025	2024
Revenue	$569.0	$441.7
Cost of revenue	160.0	134.9
Gross profit	409.0	306.8
Research and development expenses	59.6	50.2
Selling, general and administrative expenses	260.6	199.7
Operating income	88.8	56.9
Interest income (expense), net	1.1	(1.3)
Loss on extinguishment of debt	(39.5)	—
Other expense, net	(2.3)	(0.7)
Income before income taxes	48.1	54.9
Income tax expense	(12.7)	(3.4)
Net income	$35.4	$51.5

Earnings per share:
Basic	$0.50	$0.74
Diluted	$0.50	$0.73
Weighted-average number of common shares outstanding (in thousands):
Basic	70,272	69,957
Diluted	74,111	73,741

RECONCILIATION OF DILUTED NET INCOME (UNAUDITED)

	Three Months Ended March 31,
(in millions)	2025	2024
Net income	$35.4	$51.5
Add back interest expense, net of tax attributable to assumed conversion of convertible senior notes	1.8	2.6
Net income, diluted	$37.2	$54.1

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in millions)	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$1,283.1	$953.4
Accounts receivable, net	402.3	365.5
Inventories	440.8	430.4
Prepaid expenses and other current assets	202.2	142.0
Total current assets	2,328.4	1,891.3
Property, plant and equipment, net	718.7	723.1
Goodwill and other intangible assets, net	151.3	150.0
Other assets	318.9	323.3
Total assets	$3,517.3	$3,087.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$57.6	$19.8
Accrued expenses and other current liabilities	379.7	424.8
Current portion of long-term debt	83.1	83.8
Total current liabilities	520.4	528.4
Long-term debt, net	1,612.3	1,296.1
Other liabilities	53.9	51.6
Total liabilities	2,186.6	1,876.1
Stockholders’ equity	1,330.7	1,211.6
Total liabilities and stockholders’ equity	$3,517.3	$3,087.7

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended March 31,
(dollars in millions)	2025	2024	Percent Change	Currency Impact	Constant Currency
Revenue:
U.S. Omnipod	$401.7	$317.7	26.4%	—%	26.4%
International Omnipod	152.4	115.3	32.2%	(3.9)%	36.1%
Total Omnipod	554.1	433.0	28.0%	(1.0)%	29.0%
Drug Delivery	14.9	8.7	71.3%	—%	71.3%
Total	$569.0	$441.7	28.8%	(1.0)%	29.8%

ADJUSTED OPERATING INCOME, NET INCOME & DILUTED EPS

	Three Months Ended March 31, 2025
(in millions, except per share data)	Operating Income	Income before Income Taxes	Net Income(4)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rates
GAAP	$88.8	$48.1	$35.4	$37.2	$0.50	26.4%
Loss on investments(1)	4.7	7.5	5.8	5.8	$0.08
Loss on extinguishment of debt(2)	—	39.5	39.0	39.0	$0.53
Tax matters(3)	—	—	(6.5)	(6.5)	$(0.09)
Non-GAAP	$93.5	$95.1	$73.7	$75.5	$1.02	22.6%

(1) Represents a provision for credit loss included in selling, general and administrative expenses related to a debt investment and an impairment included in other expense related to an equity investment.

(2) Relates to the repurchase of a portion of the Company's convertible debt.
(3) Primarily represents consolidating effective tax rate adjustment related to non-GAAP items and excess tax benefits related to employee share-based compensation.
(4) The tax effect on non-GAAP adjustments is calculated based on applicable local statutory rates.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) (CONTINUED)

ADJUSTED EBITDA

	Three Months Ended March 31,
(dollars in millions)	2025	Percent of Revenue	2024	Percent of Revenue
Net income	$35.4	6.2%	$51.5	11.7%
Interest (income) expense, net	(1.1)		1.3
Income tax expense	12.7		3.4
Depreciation and amortization	21.7		18.8
Stock-based compensation expense	18.2		14.2
Loss on extinguishment of debt(1)	39.5		—
Loss on investments(2)	7.5		—
Adjusted EBITDA	$133.9	23.5%	$89.2	20.2%

(1) Relates to the repurchase of a portion of the Company's convertible debt.
(2) Represents a provision for credit loss related to a debt investment and an impairment related to an equity investment.

FREE CASH FLOW

	Three Months Ended March 31,
(dollars in millions)	2025	2024
Net cash provided by operating activities	$63.8	$87.6
Capital expenditures	(12.3)	(22.1)
Free cash flow	$51.5	$65.5

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) CONTINUED
REVENUE GUIDANCE

	Year Ending December 31, 2025
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	18% - 21%	—%	18% - 21%
International Omnipod	29% - 32%	2%	27% - 30%
Total Omnipod	21% - 24%	1%	20% - 23%
Drug Delivery	(35)% - (25)%	—%	(35)% - (25)%
Total	20% - 23%	1%	19% - 22%

	Three Months Ended June 30, 2025
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	22% - 25%	—%	22% - 25%
International Omnipod	32% - 35%	5%	27% - 30%
Total Omnipod	24% - 27%	1%	23% - 26%
Drug Delivery	10% - 15%	—%	10% - 15%
Total	24% - 27%	1%	23% - 26%